UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 20, 2020

Central Index Key Number of the issuing entity: 0001769961

BANK 2019-BNK17

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0001547361

Morgan Stanley Capital I Inc.

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0001541557

Morgan Stanley Mortgage Capital Holdings LLC

Central Index Key Number of the sponsor: 0001102113

Bank of America, National Association

Central Index Key Number of the sponsor: 0000740906

Wells Fargo Bank, National Association

 (Exact Names of the Sponsors as Specified in their Charters)

Delaware	333-227446-03	38-4104447 38-4104448 38-7221279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York                                                                                          10036

(Address of Principal Executive Offices)                                                                                       (ZIP Code)

Registrant’s telephone number, including area code (212) 761-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Effective as of April 20, 2020, Situs Holdings, LLC (“Situs”), a Delaware limited liability company, will act as special servicer for the Great Wolf Lodge Southern California mortgage loan and each related pari passu promissory note (collectively, the “Great Wolf Lodge Southern California Non-Serviced Loan Combination”), replacing Rialto Capital Advisors, LLC as special servicer for such non-serviced loan combination.  Situs was appointed at the direction of KSL Capital Partners Co Trust II, the holder of the Great Wolf Lodge Southern California subordinate companion loan under the related co-lender agreement.  As special servicer for the Great Wolf Lodge Southern California Non-Serviced Loan Combination, Situs will be responsible for the servicing and administration of the Great Wolf Lodge Southern California Non-Serviced Loan Combination if it becomes specially serviced (and the servicing and administration of any related REO property) and processing and performing certain reviews of material actions with respect to the Great Wolf Lodge Southern California Non-Serviced Loan Combination when such non-serviced loan combination is not specially serviced.  Servicing of the Great Wolf Lodge Southern California Non-Serviced Loan Combination will continue to be governed by the Wells Fargo Commercial Mortgage Trust 2019-C50 pooling and servicing agreement, dated as of May 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY CAPITAL I INC.

                                                                                                                By: /s/ Jane Lam

                                                                                                                Name:  Jane Lam

                                                                                                                Title:    President

Dated:  April 20, 2020